Exhibits 5.1 and 23.1


                 [WILLIAMS, MULLEN, CLARK & DOBBINS LETTERHEAD]


                               September 15, 2000


The Board of Directors
Independent Community Bankshares, Inc.
111 W. Washington Street
Middleburg, Virginia  20117

         Re:   Dividend Reinvestment and Stock Purchase Plan

Ladies and Gentlemen:

         This letter is delivered to you in connection with the actions taken and proposed to be taken by Independent Community Bankshares, Inc., a Virginia corporation (the "Company"), with respect to the offer and sale from time to time pursuant to the Independent Community Bankshares, Inc. Dividend Reinvestment and Stock Purchase Plan (the "Plan"), of up to 100,000 shares of the Company's common stock, par value $5.00 per share (the "Shares"). As counsel to the Company, we have reviewed the Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission to effect the registration of the Shares under the Securities Act of 1933, as amended.

         In this regard, we have examined such corporate proceedings, records and documents as we have deemed necessary or advisable in connection with the opinions set forth herein.

         Based upon such examination, it is our opinion that the Shares, which constitute original issuance securities, when issued pursuant to the Registration Statement and the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable. The foregoing opinion is limited to the laws of the Commonwealth of Virginia, and we express no opinion as to the effect of the laws of any other jurisdiction.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm as counsel to the Company in the Registration Statement.

                                         Very truly yours,

                                         WILLIAMS, MULLEN, CLARK & DOBBINS, P.C.


                                         By:
                                            ------------------------------------
                                                       A Shareholder